EX-99.906CERT


                                  certification

         Michael Williams, President, and Treasurer of Access Variable Insurance Trust (the "Registrant"), certifies to the best of his or her knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Treasurer
Access Variable Insurance Trust

/s/ Michael Williams
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Michael Williams
Date:  March 24, 2004
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A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Access Variable Insurance Trust and will be retained by the Access Variable Insurance Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.